SECURITIES EXCHANGE AGREEMENT

THIS SECURITIES EXCHANGE  AGREEMENT (the “AGREEMENT”), dated as of September _____, 2010, by and among EGPI FIRECREEK, INC., a Nevada corporation, located at 6564 North Smoke Tree Lane, Scottsdale Arizona 85253 (the “PURCHASER”), WADE CLARK, an individual who resides at the address indicated on the signature page hereof (“WADE”), DAVID SHEPARD, an individual who resides at the address on the signature page hereof (“DAVID”) and the other individuals listen on Exhibit A, residing at the locations listed on Exhibit A, who together are hereinafter sometimes referred to individually as a “SELLER” and collectively as, the “SELLERS”), and TERRA TELECOM, LLC, an Oklahoma limited liability company, located at 4510 South 86th East Ave, Tulsa, Oklahoma, 74145 (the “Company”), (the Sellers, the Purchaser, and the Company are collectively referred to herein as the “PARTIES”).

RECITALS

A.           The Sellers own all of the issued and outstanding ownership interests of the Company and desire to exchange  all of their interests in the Company for Preferred Stock of Purchaser as set forth herein (the “Preferred Stock” or the “Securities”).

B.           The Parties are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

C.           The Purchaser has authorized a new series of convertible preferred stock of the Purchaser designated as Series D Cumulative Preferred Stock, the terms of which are set forth in the certificate of designation for such series of preferred stock (the “Certificate of Designations”) in the form attached hereto as Exhibit B (together with any convertible Preferred Stock issued in replacement thereof in accordance with the terms thereof, the “Preferred Stock”), which Preferred Stock shall be convertible into the Purchaser’s common stock, par value $0.001 per share (the “Common Stock”), in accordance with the terms of the Certificate of Designations.

D.           In exchange for each of the Sellers’ ownership interest in the Company which in the aggregate equal 100%, the Sellers’ shall each acquire upon the terms and conditions stated in this Agreement, (i) that aggregate number of shares of Preferred Stock set forth opposite such person’s name in column (3) on the Schedule of Buyers attached hereto as Exhibit A (which aggregate number of Preferred Stock for the Sellers’ shall be convertible up to 60,000,000 shares of Common Stock of the Purchaser, being referred to herein as the “Conversion Shares”).

E.           Contemporaneously with the execution and delivery of this Agreement and in consideration for the issuance of the Preferred Shares, the Sellers’ shall transfer 100% of the unencumbered ownership interest in the Company owned by each of them, upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1        EXCHANGE OF SECURITIES

1.1          PURCHASE AND SALE.  Subject to the terms and conditions of this Agreement, the Sellers agree to exchange all of the outstanding ownership interests of the Company (“MEMBER UNITS” or “UNITS” or “SHARES”) for the Preferred Stock.

1.2           PREFFERED STOCK.

1.2.1           In exchange for each of Wade’s and David’s unencumbered ownership interest in the Company, each of The Sellers’ shall acquire that aggregate number of shares of Preferred Stock set forth opposite such person’s name in column (3) on the Schedule of Buyers, which aggregate number of Preferred Shares is hereinafter referred to as the “CONSIDERATION”. The Preferred Shares will be non-voting, convertible into Common Stock of the Purchaser (after giving effect to the 1 for 40 reverse stock split described in Schedule 1.2.1) upon the triggering events described therein, but shall include at a minimum terms and conditions as follows:

(a)           FIRST CONVERSION DATE, January 1, 2013 (“FIRST CONVERSION DATE”) at Ten Cents ($0.10) per share subject to performance criteria of the Company of an average of the two previous calendar years, prior to the First Conversion Date, of Twenty Million US Dollars ($20,000,000.00) in revenue and an average of the two previous calendar years, prior to the First Conversion Date, of Two Million US Dollars ($2,000,000.00) in EBITDA.

(b)           If the performance criteria in section (a) above is not met for the First Conversion Date, then on January 1, 2014 (“SECOND CONVERSION DATE”) the Preferred Shares are convertible at Ten Cents ($0.10) per share if the following performance criteria of the Company is met for the calendar year ending in 2013:

(1)           Thirty Million US Dollars ($30,000,000.00) in revenue,

(2)           Three Million US Dollars ($3,000,000.00) in EBITDA.

(c)           If the Preferred Shares have not been converted by the First Conversion Date or the Second Conversion Date, then on January 2, 2014 the conversion prices changes to Twenty Cents ($0.20) per share,

(d)           If not converted, the Preferred Shares shall expire on January 1, 2015.

(e)           All determinations made hereunder shall be made an independent certified public accountant acceptable to all Parties the cost of which shall be split equally between the Purchaser and the Sellers.

ARTLICE 2       REPRESENTATIONS AND WARRANTIES APPLICABLE TO THE SELLERS’

2.1	The Sellers’ each represent and warrant that:

a)
No Public Sale or Distribution. Each of The Sellers’ is acquiring the Preferred Stock, and upon conversion of the Preferred Stock will acquire the Conversion Shares, in each case, for his own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein,  The Sellers’  do not agree to hold any of the Preferred Stock for any minimum or other specific term and reserves the right to dispose of the Preferred Stock at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Neither Wade nor David is not a broker-dealer registered, or required to be registered, with the SEC under the 1934 Act. Neither Wade nor David is acquiring the Preferred Stock hereunder in the ordinary course of its business. Neither Wade nor David does presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Preferred Stock.

b)	Accredited Investor Status. The Sellers’ are each an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

c)
Reliance on Exemptions. The Sellers’ understand that the Preferred Stock are being offered and sold in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Purchaser is relying in part upon the truth and accuracy of and The Sellers’’s compliance with the representations, warranties, agreements, acknowledgments and understandings set forth herein in order to determine the availability of such exemptions and the eligibility of The Sellers’ to acquire the Preferred Stock.

d)
Information. The Sellers’ and their advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Purchaser and materials relating to the offer and sale of the Preferred Stock which have been requested. The Sellers’ and their advisors, if any, have been afforded the opportunity to ask questions of the Purchaser. Neither such inquiries nor any other due diligence investigations conducted by Wade or David or their advisors, if any, or their representatives shall modify, amend or affect either Wade or David’s right to rely on the Purchaser’s representations and warranties contained herein. The Sellers’ understand that investment in the Preferred Stock involves a high degree of risk. The Sellers’ have sought such accounting, legal and tax advice as each has considered necessary to make an informed investment decision with respect to its acquisition of the Preferred Stock.

e)
No Governmental Review. The Sellers’ understand that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Preferred Stock or the fairness or suitability of the investment in the Preferred Stock nor have such authorities passed upon or endorsed the merits of the offering of the Preferred Stock.

f)
Transfer or Resale. The Sellers’ understand that: (i) the Preferred Stock have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) The Sellers’ shall have delivered to the Purchaser an opinion of counsel, in a generally acceptable form, to the effect that such Preferred Stock to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) The Sellers’ provide the Purchaser with reasonable assurance that such Preferred Stock can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended, (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Preferred Stock made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Preferred Stock under circumstances in which the seller (or the Person (as defined in Section 3(s)) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Purchaser nor any other Person is under any obligation to register the Preferred Stock under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

g)
Legends. The Sellers’ understand that the certificates or other instruments representing the Preferred Stock and, the stock certificates representing the Conversion Shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Purchaser shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Purchaser with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act, or (iii) such holder provides the Purchaser with reasonable assurance that the Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A.

h)
Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of The Sellers’ and shall constitute the legal, valid and binding obligations of each enforceable against each in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

i)
No Conflicts. The execution, delivery and performance by The Sellers’ of this Agreement and the consummation of the transactions contemplated hereby and thereby will not (i) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Wade or David is a party), (iii) result in a violation of any law, rule, regulation, order, judgment  or decree (including federal and state securities laws) applicable to Wade or David, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Wade or David to perform its obligations hereunder.

j)	Residency. The Sellers’ are each a resident of that jurisdiction specified below in its address on the Schedule of Buyers.

k)
Certain Trading Activities. Neither Wade nor David has directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with either, engaged in any transactions in the securities of the Purchaser (including without limitation, any Short Sales involving the Purchaser’s securities) since the time that The Sellers’ were first contacted by the Purchaser regarding an investment in the Purchaser. The Sellers’ covenant that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transaction in the securities of the Purchaser (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed pursuant to Section 4(i). Short Sales include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the 1934 Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

l)
General Solicitation. Neither Wade nor David are purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar.

ARTICLE 3       REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND THE COMPANY

The Sellers, jointly and severally, and the Company, to the best of their knowledge, hereby represent and warrant to the Purchaser as of the date hereof and in all material respects as of the Closing Date that:

3.1  COMPANY ORGANIZATION.  The Company is a limited liability company duly organized, validly existing and in good standing under the laws of Oklahoma with full corporate power and authority to carry on its business as it is now being conducted and proposed to be conducted, and to own, operate and lease its properties and assets. The Company is duly qualified or licensed to do business in good standing in each of the jurisdictions listed on SCHEDULE 3.1 hereto.

3.2  SUBSIDIARIES AND AFFILIATES. Other than as set forth on SCHEDULE 3.2, the Company has no Subsidiaries.

3.3
OWNERSHIP. The entire ownership of the Company consists of One Hundred (100) Membership Units with $10.00 value per unit, of which 100 units are issued and outstanding, and all of which are owned by the Sellers. All outstanding Membership Units having been validly issued and are fully paid and non-assessable, with no personal liability or preemptive rights attaching to the Membership Units thereof. No instruments of any kind exist which are convertible into additional Membership Units of the Company, nor do any outstanding options, warrants, rights, calls, commitments, plans, or other arrangements or agreements of any character exist providing for the purchase or issuance of any additional Membership Units of the Company.

3.4  COMPANY RECORDS. The minutes of the directors and owners of the Company made available to the Purchaser are correct in all material respects.

3.5  AUTHORIZATION. The Sellers have full power and authority to enter into this Agreement and the agreements contemplated hereby and to deliver the Member Units and the documents evidencing such Member Units to the Purchaser as provided for herein, free and clear of all Liens. The execution, delivery and performance of this agreement and all other agreements and transactions contemplated hereby have been duly authorized by the directors and shareholders of the Company and no other corporate proceedings on its part are necessary to authorize this Agreement and the transactions contemplated hereby.

3.6  NO VIOLATION. Other than as set forth in SCHEDULE 3.6, the execution and delivery by the Sellers and the Company of this Agreement, and all other agreements contemplated hereby, and the fulfillment of and compliance with the respective terms hereof and thereof by the Sellers and the Company do not and will not (a) conflict with or result in a material breach of the material terms, conditions or provisions of or constitute a material default or event of default under (with due notice, lapse of time or both) of any material contract to which either the Company or the Sellers is a party; (b) or result in the creation of any Lien upon any of the Sellers’ assets or the Company’s ownership or assets; (c) give any third party the right to accelerate any material obligations of either the Sellers or the Company; (d) result in a violation of or require any authorization, consent, approval, exemption or other action by or notice to any court or Authority pursuant to, the charter or bylaws of the Company, or any Regulation, Order or Contract to which the Sellers, the Company or their respective properties are subject, except where such breach, default, Lien, acceleration, violation or required action would not have a Material Adverse Effect. The Sellers will materially comply with all applicable Regulations and Orders in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

3.7.  FINANCIAL STATEMENTS.  Unaudited year-end balance sheets and statements of operations of the Company as of December 31, 2008 and December 31, 2009 and unaudited balance sheets for the period commencing January 1, 2010 and ending July 31, 2010 (the “FINANCIAL STATEMENT DATE”) and unaudited statements of operations for the seven (7) month period then ended (collectively, the “FINANCIAL STATEMENTS”) have been delivered to the Purchaser, and are attached to SCHEDULE 3.7. Except as set forth on SCHEDULE 3.7 or in the notes or Schedules to the Financial Statements, such balance sheets and the notes thereto fairly present, in all material respects, the financial position of the Company as at the respective dates thereof, and such Financial Statements (a) fairly present, in all material respects, the results of operations for the periods therein referred to, and Sellers are not aware of any material modifications that should be made to the Financial Statements in order for such statements to be in conformity with GAAP (except as stated therein or in the notes thereto) applied on a consistent basis; (b) fairly present, in all material respects, the financial condition of the Company at the respective date of, and for the period covered by such statements; and (c) are in accordance, in all material respects, with the required or permitted statutory accounting requirements or practices applied on in accordance with the accounting policies historically followed by the Company under the laws of the State of Oklahoma. Since the Financial Statement Date, no change has occurred in the condition of the Company as shown in the Financial Statements which has or could reasonably be expected to have a Material Adverse Effect. The Company is responsible for the cost/expenses associated with the required financial audits for the years ended December 31, 2008 and 2009 and the nine month interim period ending September 30, 2010.

3.8  EMPLOYEES.  SCHEDULE 3.8 lists all employees of the Company whose annual base salary exceeds $100,000 per year. The Company has been for the past four (4) years, and currently is, in material compliance with all Federal, State and local Regulations or Orders affecting employment and employment practices of such Company (including those Regulations promulgated by the Equal Employment Opportunity Commission), including terms and conditions of employment and wages and hours. At the Closing, the Company will have no obligation to make any payment to any of past or present employees, officers or directors or independent contractors except as to those individuals described in SCHEDULE 3.8, other than compensation paid in the ordinary course of business.

3.9  ABSENCE OF CERTAIN CHANGES. Since the Financial Statement Date, there has not been (a) any Material Adverse Change; (b) any damage, destruction or loss, whether covered by insurance or not, having a Material Adverse Effect, with regard to the Company’s properties and businesses; (c) any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) in respect of the Company’s ownership, or any redemption or other acquisition of such ownership by the Company; (d) any material increase in the compensation payable to or to become payable by the Company to its officers or employees or any adoption of or increase in any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such officers or employees or any Affiliate of the Company; (e) any entry into any material Contract not in the ordinary course of business, including without limitation any borrowing or capital expenditure; or (f) any change by the Company in accounting methods or principles, except as listed in SCHEDULE 3.9.

3.10	CONTRACTS.

3.10.1	Except as expressly contemplated by this Agreement or as set forth on SCHEDULES 3.10.1 (a)-(m) hereto, as of the Closing Date, the Company is not a party to any written or oral:

3.10.1.1
pension, profit sharing, ownership purchase or other plan providing for deferred or other compensation to employees or any other employee benefit plan, or any Contract with any labor union, except as listed in SCHEDULE 3.10.1 (a);

3.10.1.2	Contract for the employment of any officer, individual employee or other person on a full-time, part-time, consulting or other basis or Contract relating to loans to officers, directors or Affiliates;

3.10.1.3	Contract relating to the borrowing of money or the mortgaging, pledging or otherwise placing a Lien on any asset owned by the Company;

3.10.1.4	Guarantee of any obligation;

3.10.1.5	Contract under which the Company has advanced or loaned any Person money;

3.10.1.6
Contract under which the Company is lessee of or holds or operates any property, real or personal, owned by any other party, other than equipment leases entered into in the ordinary course of business;

3.10.1.7	Contract under which the Company is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Company;

3.10.1.8
Contract or group of related Contracts with the same party or group of affiliated parties the performance of which involves a consideration in excess of $50,000 in the aggregate, excluding any purchase orders in the ordinary course of business;

3.10.1.9
assignment, license, indemnification or Contract with respect to any intangible property (including, without limitation, any Proprietary Rights), other than software licenses in the ordinary course of business;

3.10.1.10	Contract prohibiting it from freely engaging in any business or competing anywhere in the present geographic location;

3.10.1.11
Contract for the purchase, acquisition or supply of property and assets, whether for resale or otherwise, other than purchase orders or value-added reseller agreements entered into in the ordinary course of business;

3.10.1.12	Contracts providing for “take or pay” or similar unconditional purchase or payment obligations; or

3.10.1.13
any other contract which is material to its operations and business prospects or involves a consideration in excess of $50,000 annually, excluding any purchase orders in the ordinary course of business.

3.10.2
The Company has performed in all material respects all material obligations required to be performed by it and is not in default in any material respect under or in material breach of nor in receipt of any claim of material default or breach under any Contract to which the Company is subject; no event has occurred which with the passage of time or the giving of notice or both would result in a material default, breach or event of noncompliance under any Contract to which the Company is subject; the Company has no present expectation or intention of not fully performing all of its material contractual obligations; and the Company has no knowledge of any material breach or anticipated breach by the other parties to any Contract to which it is a party.

3.11        BROKERAGE. No broker, agent or finder has rendered services to the Sellers or the Company in connection with the transactions contemplated under this Agreement.

3.12        TITLE AND RELATED MATTERS.  Except as set forth in SCHEDULE 3.12 hereto, the Company has good and marketable title to all of the properties and assets reflected in the Financial Statements (except for properties and assets sold since the Financial Statement Date in the ordinary course of business), free and clear of all Liens, except (a) statutory Liens not yet delinquent; (b) such imperfections or irregularities of title, Liens, easements, charges or encumbrances as do not detract from or interfere with the present use of the properties or assets subject thereto or affected thereby, otherwise impair present business operations at such properties; or do not detract from the value of such properties and assets, taken as a whole; or (c) Liens reflected in the Financial Statements or the notes thereto.

3.13           LITIGATION. There is no Claim pending or threatened against the Company which, if adversely determined, would have a Material Adverse Effect, nor is there any Order outstanding against the Company which has, or could reasonably be expected to have, a Material Adverse Effect, except as listed in SCHEDULE 3.13.

3.14	TAX MATTERS.

3.14.1
The Company has filed all federal, tax reports, returns, information returns and other documents that the Company reasonably believed were required to be filed and has filed state and local tax reports, returns, information returns in the jurisdictions listed on SCHEDULE 3.14.1 (collectively the “TAX RETURNS”) that the Company reasonably believed were required to be filed and has duly paid or accrued on the Financial Statements all relevant taxes, including without limitation income, premium, gross receipts, net proceeds, alternative or add-on minimum, ad valorem, value added, turnover, sales, use, property, personal property (tangible and intangible), stamp, leasing, lease, user, excise, duty, franchise, transfer, license, withholding, payroll, employment, fuel, excess profits, occupational and interest equalization, windfall profits, severance and other charges (including interest and penalties) (collectively, the “TAXES”) due, claimed to be due or which the Company reasonably believes may be due by federal, state, or local authorities (collectively, the “TAXING AUTHORITIES”). All Taxes which the Company reasonably believed are required or anticipated to be paid for all periods prior to and including the Closing Date have been paid or fully reserved against in accordance with the Company’s method of accounting, except as provided in SCHEDULE 3.14.1(a) hereto. The Purchaser shall enter into an Idemnification Agreement, attached hereto as Exhibit C, for the payroll taxes with penalties and interest associated with the unpaid taxes for the fourth quarter of calendar year 2008 and the first quarter of calendar year 2009. All Taxes which the Company reasonably believed are required to be withheld or collected by the Company have been duly withheld or collected and, to the extent reasonably believed required, have been paid to the proper Taxing Authority or properly segregated or deposited as required by applicable laws. There are no Liens for Taxes upon any property or assets of the Company except for liens for Taxes not yet due and payable. The Company has not executed a waiver of the statute of limitations on the right of the Internal Revenue Service or any other Taxing Authority to assess additional Taxes or to contest the income or loss with respect to any Tax Return. The basis of any depreciable assets, and the methods used in determining allowable depreciation (including cost recovery), of the Company is reasonable and is not in material violation of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “CODE”).

3.14.2
No issues have been raised that are currently pending by any Taxing Authority in connection with any Tax Returns. No material issues have been raised in any examination by any Taxing Authority with respect to the Company which, by application of similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined. There are no unresolved issues or unpaid deficiencies relating to such examinations, except as listed in SCHEDULE 3.14.2.

3.14.3
The Company is not subject to any joint venture, partnership or other arrangement or Contract which is treated as a partnership for federal income tax purposes. The Company is not a party to any tax sharing agreement.

3.14.4
The Company is not a “consenting Company” within the meaning of Section 341(f)(1) of the Code, or comparable provisions of any state statutes, and none of the assets of the Company is subject to an election under Section 341(f) of the Code or comparable provisions of any state statutes.

3.14.5
The Company is not and will not be required to recognize after the Closing Date any taxable income in respect of accounting method adjustments required to be made under the Tax Reform Act of 1986 or the Revenue Act of 1987.

3.14.6
None of the assets of the Company constitutes tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code, and none of the assets of the Company are subject to a lease, safe harbor lease or other arrangement as a result of which the Company is not treated as the owner for federal income tax purposes.

3.14.7
The Company has not made or become obligated to make, and will as a result of any event connected with the Closing become obligated to make, any “excess parachute payment” as defined in Section 280G of the Code (without regard to subsection (b)(4) thereof).

3.14.8	Tax Sharing Agreements. The Company is not a party to any Tax Sharing Agreement.

3.14.9
Returns and Reports. The Company shall file all Tax Returns and reports with respect to Taxes which are required to be filed on or before the Closing Date for Tax periods ending on or before the Closing Date (a “PRE-CLOSING TAX RETURN”) and shall pay all amounts shown to be due on such Pre-Closing Tax Returns to the appropriate taxing authority.

3.14.10
Tax Books and Records. The Purchaser and the Sellers shall furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information (including access of books and records) and assistance relating to the Company as is reasonably necessary for the filing of any return or report, for the preparation for any audit, and for the prosecution or defense of any claim relating to any proposed adjustment or refund Claim.

3.15        COMPLIANCE WITH LAW AND APPLICABLE GOVERNMENT. The Company is presently in material compliance in respect of its operations, practices, real property, plants, structures, and other property, and all other aspects of its business, with all applicable and material Regulations and Orders, including, but not limited to, all material Regulations relating to the safe conduct of business, environmental protection, quality and labeling, antitrust, Taxes, consumer protection, equal opportunity, discrimination, health, sanitation, fire, zoning, building and occupational safety except where such failure or failures would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. There are no Claims pending or threatened against the Company, nor has the Company received any written notice, regarding any violations of any Regulations and Orders enforced by any Authority claiming jurisdiction over the Company including any requirement of OSHA or any pollution and environmental control agency (including air and water).

3.16         ERISA AND RELATED MATTERS.  Except as set forth on SCHEDULE 3.16 hereto, the Company is not a party to or participates in or have any liability or contingent liability with respect to:

3.16.1
any “employee welfare benefit plan,” “employee pension benefit plan” or “multiemployer plan” (as those terms are respectively defined in Sections 3(1), 3(2) and 3(37) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”));

3.16.2
any retirement or deferred compensation plan, incentive compensation plan, stock plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangements (referred to collectively hereinafter as “fringe benefit arrangements”) for any employee, director, consultant or agent, whether pursuant to contract, arrangement, custom or informal understanding, which does not constitute an “employee benefit plan” (as defined in Section 3(3) of ERISA); or

3.16.3	any employment agreement not terminable on thirty (30) days’ or less written notice, without further liability.

3.17        BANKS, BROKERS AND PROXIES.  SCHEDULE 3.17 hereto sets forth (a) the name of each bank, trust company, securities or other broker or other financial institution with which the Company has an account, credit line or safe deposit box or vault, or otherwise maintains relations; (b) the name of each person authorized by the Company to draw thereon or to have access to any such safe deposit box or vault; (c) the purpose of each such account, safe deposit box or vault; and (d) the names of all persons authorized by proxies, powers of attorney or other instruments to act on behalf of the Company in matters concerning its business or affairs. All such accounts, credit lines, safe deposit boxes and vaults are maintained by the Company for normal business purposes, and no such proxies, powers of attorney or other like instruments are irrevocable. The account statements previously provided to the Purchaser are true and complete in all respects.

3.18	INTELLECTUAL PROPERTY.

3.18.1
The Company has no trade name, service mark, patent, copyright or trademark related to its business, except those which are set forth in SCHEDULE 3.18, which are all those necessary for the operation of its business as currently conducted.

3.18.2
The Company has the right to use each Proprietary Right listed on SCHEDULE 3.18. There are no Claims pending, or threatened, against the Company that its use of any of the Proprietary Rights listed on SCHEDULE 3.18 infringes the rights of any Person.

3.18.3	The Company is not a party in any capacity to any franchise, license or royalty agreement respecting any Proprietary Right.

3.19        DEALINGS WITH AFFILIATES. SCHEDULE 3.19 hereto sets forth a complete list, including the parties, of all oral or written agreements and arrangements to which the Company is, will be or has been a party, at any time from December 31, 2008 to the Closing Date, and to which any one or more Affiliates is also a party.

3.20        INSURANCE. The Company currently has, and through the Closing Date will have, insurance contracts or policies (the “POLICIES”) in full force and effect which provide for coverages in connection with the business of the Company. SCHEDULE 3.20 hereto sets forth a summary of all insurance contracts or policies that relate to liability or excess liability insurance (collectively, the “LIABILITY POLICIES”) and all other Policies, including the name of the insurer, the types, dates and amounts of coverages and any material coverage exclusions. Except as set forth in SCHEDULE 3.20 hereto, all of the Policies and Liability Policies remain in full force and effect. The Company has not breached or otherwise failed to perform, in any material respect, its obligations under any of the Policies or the Liability Policies nor have the Sellers or the Company received any adverse notice or communication from any of the insurers party to the Policies or the Liability Policies with respect to any such alleged breach or failure in connection with any of the Policies or the Liability Policies. All Policies are valid, outstanding, collectible and enforceable policies; and will not in any way be affected by, or terminate or lapse by reason of, the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. The Company has never been refused any insurance with respect to the Company’s assets or operations, nor has coverage ever been limited by any insurance carrier to which the Company has applied for any Policy, or with which the Company has carried a Policy.

ARTICLE 4       REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Sellers and the Company as follows as of the date hereof and as of the Closing Date, to the best of its knowledge:

4.1  CORPORATE ORGANIZATION. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation with full corporate power and authority to carry on its business as it is now being conducted and to own, operate and lease its properties and assets.

4.2   CAPITAL STOCK. As of August 18, 2010, the entire authorized capital stock of the Purchaser consists of one billion three hundred million (1,300,000,000) shares of Common Stock with $0.001 par value per share, of which 521,649,985 shares were issued and outstanding, twenty million (20,000,000) shares of Series A Preferred Stock of which none are issued and outstanding, twenty million (20,000,000) shares of Series B Preferred Stock of which none are issued and outstanding and twenty million (20,000,000) shares of Series C Preferred Stock, of which 14,287 shares are issued and outstanding. All issued and outstanding shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock have been validly issued and are fully paid and non-assessable, with no personal liability or preemptive rights attaching to the ownership thereof. Except as set forth on SCHEDULE 4.2, no instruments or securities of any kind exist which are convertible into additional shares of the capital stock of the corporation, nor do any outstanding options, warrants, rights, calls, commitments, plans or other arrangements or agreements of any character exist providing for the purchase or issuance of any additional shares of the corporation.

4.3  AUTHORIZATION. The Purchaser has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The directors of the Purchaser have duly authorized the execution, delivery and performance of this Agreement and the transactions contemplated hereby, and no other corporate proceedings on its part are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligation of the Purchaser enforceable against it in accordance with its terms.

4.4  NO VIOLATION. Other than as set forth in SCHEDULE 4.4, the execution and delivery by the Purchaser of this Agreement, and all other agreements contemplated hereby, and the fulfillment of and compliance with the respective terms hereof and thereof by the Purchaser do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of or constitute a default or event of default under (with due notice, lapse of time or both) of any contract to which the Purchaser is a party; (b) result in the creation of any Lien upon any of the Purchaser’s capital stock or assets; (c) give any third party the right to accelerate any obligations of the Purchaser; or (d) result in a violation of or require any authorization, consent, approval, exemption or other action by or notice to any court or Authority pursuant to, the charter or bylaws of the Purchaser, or any Regulation, Order or Contract to which the Purchaser or its properties are subject. The Purchaser will comply with all applicable Regulations and Orders in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

4.5	FINANCIAL STATEMENTS.

4.5.1
Audited year-end balance sheets and statements of operations, stockholders equity and cash flow of the Purchaser as of December 31, 2009 and unaudited balance sheets for the period commencing January 1, 2010 and ending June 30, 2010 (the “PURCHASER FINANCIAL STATEMENT DATE”) and unaudited statements of operations, stockholders equity and cash flow for the six (6) month period then ended (collectively, the PURCHASER FINANCIAL STATEMENTS”) have been delivered to the Sellers. Such balance sheets and the notes thereto fairly present the financial position of the Purchaser as at the respective dates thereof, and such statements of operations, stockholders equity and cash flow and the notes thereto (a) fairly present the results of operations for the periods therein referred to, all in accordance with GAAP (except as stated therein or in the notes thereto) applied on a consistent basis.

4.5.2
Except as set forth in SCHEDULE 4.5.2 hereto, the Purchaser does not have any Indebtedness, obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, known to the Purchaser, whether due or to become due) arising out of transactions entered into or Occurrences that occurred at or prior to the Closing Date, other than: (a) liabilities set forth in the Purchaser Financial Statements; and (b) liabilities and obligations which have arisen after the Purchaser Financial Statement Date in the ordinary course of business (none of which is a liability resulting from breach of Contract, breach of warranty, tort, infringement, Claim or lawsuit).

4.6  BROKERAGE. No broker, agent or finder has rendered services to the Purchaser in connection with the transactions contemplated under this Agreement except as listed in SCHEDULE 4.6.

4.7  INVESTMENT INTENT. The Purchaser is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

4.8  DISCLOSURE. Neither this Agreement nor any of the exhibits, attachments, written statements, documents, certificates or other items prepared for or supplied to the Sellers or the Company by or on behalf of the Purchaser with respect to the transactions contemplated hereby contains any untrue statement of a material fact or omits a material fact necessary to make each statement contained herein or therein not misleading. There is no fact which the Purchaser has not disclosed to the Seller and the Company in writing and of which the Purchaser or its officers, directors or executive employees is aware and which could reasonably be anticipated to have a Material Adverse Effect.

ARTICLE 5   COVENANTS OF THE PURCHASER

The Purchaser hereby covenants and agrees with the Sellers that:

5.1  CONSENTS. The Purchaser shall use its best efforts to obtain on or prior to the Closing Date, all consents necessary to the consummation of the transactions contemplated hereby.

5.2  BREACH OF AGREEMENT.  The Purchaser shall not take any action which, if taken prior to the Closing Date, would constitute a breach of this Agreement.

5.3  CONFIDENTIALITY.  The Purchaser shall, and shall cause its principals, officers and other personnel and authorized representatives to, hold in confidence, and not disclose to any other party without the Seller’s prior consent, all information received by it from Wade, David or the Company’s officers, directors, employees, agents, counsel and auditors in connection with the transactions contemplated hereby except as may be required by applicable law or as otherwise contemplated herein.

ARTICLE 6   OTHER AGREEMENTS

As a condition to the Parties’ obligation to consummate the transactions contemplated hereby:

6.1
TAX RETURNS. The Sellers shall prepare or cause to be prepared and file or cause to be filed any Tax Returns for the Company for all periods ending on or prior to the Closing Date, which are filed after the Closing Date. The Purchaser shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Company for tax periods which begin before the Closing Date and end after the Closing Date.  The Purchasers, the Company and the Sellers shall cooperate fully, as and to the extent reasonably required by any of the other parties in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes and each Party shall pay any and all taxes due prior to the Closing Date.  Such cooperation shall include the retention and (upon the other party’s reasonable request) the provisions of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

6.2
AUDITS. The Purchaser will allow the Company and its counsel to participate in any audits of the Purchaser consolidated federal income Tax Returns to the extent that such returns relate to the Company. The Purchaser will not settle any such audit in a manner which would adversely affect the Company after the Closing Date without the prior written consent of Sellers, which consent shall not unreasonably be withheld.

6.3
NON-COMPETITION AGREEMENTS. Each Seller will agree not to enter into a non compete agreement which in addition to term customarily found in such agreement will prohibit either of them from engaging in any of the business lines currently engaged in at the closing date by the Companies for a period of three years following the Closing.

6.4  FURTHER ASSURANCES.  Subject to the terms and conditions of this Agreement, each of the Parties hereto shall use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Regulations to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Closing Date the Purchaser shall consider or be advised that any further deeds, assignments or assurances in law or in any other things are necessary, desirable or proper to vest, perfect or confirm, of record or otherwise, in the Purchaser, the title to any property or rights of any of the Company acquired or to be acquired by reason of, or as a result of, the acquisition, the Seller agrees that the Seller and its proper officers shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights in the Company and otherwise to carry out the purpose of this Agreement.

6.5  NO SOLICITATION OR NEGOTIATION. Unless and until this Agreement is terminated, the Sellers and the Company shall not, and each shall use its best efforts to cause its directors, officers, employees, representatives, agents, advisors, accountants and attorneys not to, initiate or solicit, directly or indirectly, any inquiries or the making of any proposal with respect to, or engage in negotiations concerning, or provide any confidential information or data to any person with respect to, or have any discussions with any persons relating to, any acquisition, business combination or purchase of all or any significant asset of, or any equity interest in, directly or indirectly, the Company, or otherwise facilitate any effort or attempt to do or seek any of the foregoing, and shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

ARTICLE 7  CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER

The Purchaser’s obligation to close the Transaction contemplated hereby and to take any other actions required to be taken by the Purchaser at the Closing under this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions unless waived in writing by the Purchaser:

7.1  REPRESENTATIONS AND WARRANTIES; PERFORMANCE. The representations and warranties of the Sellers and the Company contained in this Agreement and all information contained in any exhibit, schedule or attachment hereto or in any writing delivered by, or on behalf of, the Sellers or the Company, shall be true and correct in all material respects when made and shall be true and correct in all material respects on the Closing Date as though then made, except as expressly provided herein. The Sellers and the Company shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed and complied with by them prior to the Closing Date. An officer of the Company shall have delivered to the Purchaser a certificate (which shall be addressed to the Purchaser), dated the Closing Date, in the form of EXHIBIT D hereto (the “OFFICER’S CERTIFICATE”), certifying to the foregoing.

7.2  CONSENTS AND APPROVALS. The Sellers and the Company shall have obtained any and all material consents, approvals, orders, qualifications, licenses, permits or other authorizations, required by all applicable Regulations, Orders and Contracts of the Company or binding on their respective properties and assets, with respect to the execution, delivery and performance of the Agreement and the consummation of the transactions contemplated hereby.

7.3  NO MATERIAL ADVERSE CHANGE. There shall have been no Material Adverse Change since the date of this Agreement, which representation shall be attested to in the Company’s Officer’s Certificate.

7.4  NO PROCEEDING OR LITIGATION. No preliminary or permanent injunction or other Order, decree or ruling issued by any Authority, or any Regulation promulgated or enacted by any Authority shall be in effect, which would prevent the consummation of the transactions contemplated hereby.

7.5 FULL PAYMENT TO PURCHASER. David and Wade shall have delivered to Purchaser the Membership Units at the Closing.

7.6 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchaser and the Purchaser’s counsel, and the Sellers and the Company shall have made available to the Purchaser for examination the originals or true, complete and correct copies of all records and documents relating to the business and affairs of the Company which the Purchaser may reasonably request in connection with said transaction.

7.7  SECRETARY’S CERTIFICATE. The Purchaser shall have received a certificate, substantially in the form of EXHIBIT E hereto, of the secretary of the Company, as to the charter and bylaws of the Company, the resolutions adopted by the directors and owners of the Company in connection with this Agreement and the incumbency of the Company’s officers.

7.8 OTHER DOCUMENTS. The Sellers and the Company shall furnish the Purchaser with such other and further documents and certificates including certificates of the Company officers and others as the Purchaser shall reasonably request to evidence compliance with the conditions set forth in this Agreement.

ARTICLE 8  CONDITIONS TO THE OBLIGATIONS OF THE SELLERS AND THE COMPANY

Each and every obligation of the Sellers and the Company under this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions unless waived in writing by the Sellers and/or the Company, as applicable:

8.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE. The representations and warranties of the Purchaser contained in this Agreement and all information contained in any exhibit, schedule or attachment hereto shall be true and correct in all material respects when made and shall be true and correct in all material respects on the Closing Date as though then made, except as expressly provided herein. The Purchaser shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed and complied with by it prior to the Closing Date. An officer of the Purchaser shall have delivered to the Sellers a certificate, dated the Closing Date, in the form of EXHIBIT F hereto, certifying to the foregoing.

8.2 CONSENTS AND APPROVALS. The Purchaser shall have obtained any and all material consents, approvals, orders, qualifications, licenses, permits or other authorizations, required by all applicable Regulations, Orders and Contracts of the Purchaser or binding on its properties and assets, with respect to the execution, delivery and performance of the Agreement and the consummation of the transactions contemplated hereby.

8.3 NO PROCEEDING OR LITIGATION. No preliminary or permanent injunction or other Order, decree or ruling issued by any Authority, or any Regulation promulgated or enacted by any Authority shall be in effect, which would prevent the consummation of the transactions contemplated hereby.

8.4 FULL PAYMENT TO SELLERS.  Purchaser shall have delivered to Sellers the Preferred Shares in full at the Closing.

8.5 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Sellers and the Company and their counsel, and the Purchaser shall have made available to the Sellers and the Company for examination the originals or true, complete and correct copies of all records and documents relating to the business and affairs of the Purchaser which the Sellers and the Company may reasonably request in connection with said transaction.

8.6 SECRETARY’S CERTIFICATE. The Sellers and the Company shall have received a certificate, substantially in the form of EXHIBIT G hereto, of the secretary of the Purchaser, as to the charter and bylaws of the Purchaser, the resolutions adopted by the directors and owners of the Purchaser in connection with this Agreement and the incumbency of the Purchaser’s officers.

8.7 CERTIFICATE OF GOOD STANDING. At the Closing, the Purchaser shall have delivered to the Sellers and the Company a certificate issued by Nevada Secretary of State evidencing the good standing, with respect to both the conduct of business and the payment of all franchise taxes, of the Purchaser as of a date not more than thirty (30) days prior to the Closing Date.

8.8 OTHER DOCUMENTS.  The Purchaser shall furnish the Sellers and the Company with such other and further documents and certificates including certificates of the Purchaser’s officers and others as Sellers and the Company shall reasonably request to evidence compliance with the conditions set forth in this Agreement.

ARTICLE 9  CLOSING

9.1 CLOSING. Unless this Agreement shall have been terminated or abandoned or extended pursuant to the provisions of ARTICLE 9, a closing of the transactions contemplated by this Agreement (the “CLOSING”) shall be held as of the close of business on the 30th day of September, 2010, or on such other mutually agreed to date (the “CLOSING DATE”).

9.2 INTERVENING LITIGATION. If, prior to the Closing Date, any preliminary or permanent injunction or other Order issued by a court of competent jurisdiction or by any other Authority shall restrain or prohibit this Agreement or the consummation of the transactions contemplated herein for a period of fifteen (15) days or longer, the Closing shall be adjourned at the option of either party for a period of thirty (30) days. If at the end of such thirty-day period such injunction or Order shall not have been favorably resolved, either party may, by written notice thereof to the other, terminate this Agreement, without liability or further obligation hereunder.

ARTICLE 10         TERMINATION PRIOR TO CLOSING

10.1           METHODS OF TERMINATION. This Agreement may be terminated and the transactions herein contemplated may be abandoned at any time:

10.2.1	By the Purchaser;

10.2.2
By the Purchaser in writing, without liability, if either the Company or the Sellers shall (a) fail to perform in any material respect their agreements contained herein required to be performed by them on or prior to the Closing Date; or (b) materially breach any of their representations, warranties or covenants contained herein, which failure or breach is not cured within ten (10) days after the Purchaser has notified the Sellers of its intent to terminate this Agreement pursuant to this Section;

10.2.3
By either the Sellers or the Purchaser in writing, without liability, if there shall be any order, writ, injunction or decree of any court or governmental or regulatory agency binding on the Purchaser, the Sellers or the Company, which prohibits or restrains the Purchaser, the Sellers or the Company from consummating the transactions contemplated hereby, provided that the Purchaser, the Sellers and the Company shall have used their reasonable, good faith efforts to have any such order, writ, injunction or decree lifted and the same shall not have been lifted within (thirty) 30 days after entry, by any such court or governmental or regulatory agency;

10.2.4
By the Purchaser, in writing, without liability, if for any reason the Closing has not occurred by October 15, 2010 other than as a result of the material breach of this Agreement by the party attempting to terminate the Agreement.

10.3 TERMINATION OF OBLIGATIONS.  Termination of this Agreement pursuant to this ARTICLE 10 shall terminate all obligations of the Parties hereunder, except for the obligations under Article 11 hereof; provided, however, that termination hereof shall not relieve a defaulting or breaching party from any liability to the other party hereto.

ARTICLE 11        INDEMNIFICATION

11.1 THE SELLERS’ AGREEMENT TO INDEMNIFY.  Subject to the limitations and other terms and conditions set forth herein, from and after the Closing, the Sellers shall indemnify and hold harmless the Purchaser, the Company, their Affiliates, any of their respective successors or assigns and their respective directors, officers or employees (each a “PURCHASER INDEMNIFIED PARTY”) from and against all liability, assessments, losses, charges, costs and expenses (including, without limitation, interest, court costs, reasonable attorneys’ fees and expenses) (collectively “PURCHASER DAMAGES”) incurred by a Purchaser Indemnified Party as a result of or arising out of (a) a material breach of any representation or warranty contained in ARTICLE 2 of this Agreement; or (b) any material breach of or noncompliance by the Sellers, individually with any covenant or agreement contained in this Agreement.

11.2           THE PURCHASER’S AGREEMENT TO INDEMNIFY.  Subject to the limitations and other terms and conditions set forth herein, from and after the Closing, the Purchaser shall indemnify and hold harmless the Sellers and their respective Affiliates, any of their respective successors or assigns and their respective directors, officers or employees (each a “SELLER INDEMNIFIED PARTY”) from and against all liability, assessments, losses, charges, costs and expenses (including, without limitation, interest, court costs, reasonable attorneys’ fees and expenses) (collectively “SELLER DAMAGES”) incurred by a Seller Indemnified Party as a result of or arising out of (a) a material breach of any representation or warranty contained in ARTICLE 3 of this Agreement; (b) any material breach of or noncompliance by the Purchaser with any covenant or agreement contained in this Agreement; and (c) any liability of the Company. (The Purchaser Indemnified Parties and Seller Indemnified Parties are sometimes referred to collectively herein as the “INDEMNIFIED PARTIES.” “PURCHASER DAMAGES” and “SELLER DAMAGES” are sometimes referred to collectively herein as “DAMAGES.”).

11.3 LIMITATIONS ON INDEMNIFICATION. The Sellers’ obligation to indemnify Purchaser Indemnified Parties pursuant to Section hereof and the obligations of the Purchaser to indemnify Seller Indemnified Parties pursuant to this Article are subject to the following limitations, as well as the other limitations set forth in this ARTICLE:

11.3.1
No claim for indemnification shall be made against the Sellers unless the aggregate amount of Purchaser Damages exceeds Two Hundred Fifty Thousand US Dollars ($250,000.00) and, in such event, indemnification shall be made by the Sellers only to the extent that the aggregate amount of Purchaser Damages exceeds $250,000.00.

11.3.2
In no event (a) shall the Sellers’ individual aggregate obligation to indemnify Purchaser Indemnified Parties exceed Three Hundred Thousand Dollars US ($300,000.00) and (b) shall the Purchaser’s aggregate obligation to indemnify the Seller Indemnified Parties exceed Six Hundred Thousand Dollars US ($600,000.00); provided, however, that the foregoing limitation on the Purchaser’s indemnification obligation shall not apply to the payment obligations and guarantees of the Purchaser set forth in the Indemnification Agreement.

11.3.3
The amount of any Purchaser Damages or Seller Damages, as the case may be, shall be reduced by (a) any amount actually received by the Indemnified Parties with respect thereto under any insurance coverage or from any other party responsible therefore; and (b) the amount of any Tax benefit actually received by the Indemnified Parties relating thereto. The Indemnified Parties shall use all reasonable efforts to collect any amounts available under such insurance coverage and from such other party alleged to have responsibility. If the Indemnified Parties receive an amount under insurance coverage or from such other party with respect to Purchaser Damages or Seller Damages, as the case may be, at any time subsequent to any indemnification provided pursuant to this ARTICLE 10, then the Indemnified Party shall promptly reimburse the Indemnifying Party for any payment made or expense incurred by the Indemnifying Party in connection with providing such indemnification up to such amount received by the Indemnified Party.

11.3.4	No party shall be entitled to seek indemnification to the extent it was aware of the matter giving rise to such claim prior to Closing.

11.3.5
Any indemnification obligations of Sellers hereunder shall be allocated on a pro-rata basis, based on their respective percentage ownership of the Member Units of the Company immediately prior to the Closing, and no Seller shall be liable for the obligations of any other Seller hereunder.

11.4        THIRD PARTY INDEMNIFICATION. The obligations of the Sellers, the Purchaser (as applicable, the “INDEMNIFYING PARTY”) to indemnify Indemnified Parties under this Article with respect to Damages resulting from the assertion of liability by third parties (each, as the case may be, a “CLAIM”), shall be subject to the following terms and conditions:

11.4.1
Promptly after receipt by an Indemnified Party of notice by a third party of any complaint or the commencement of any action or proceeding with respect to which such Indemnified Party may be entitled to receive payment from the other party for Damages, such Indemnified Party shall, within ten (10) days, notify the Sellers, the Purchaser as the appropriate Indemnifying Party, of such complaint or of the commencement of such action or proceeding; provided, however, that the failure to so notify the Indemnifying Party shall relieve the Indemnifying Party from liability under this Agreement with respect to such claim only if, and only to the extent that, such failure to notify the Indemnifying Party results in the forfeiture by the Indemnifying Party of material rights and defenses otherwise available to the Indemnifying Party with respect to such claim. In addition, the Indemnified Party shall provide to the Indemnifying Party as promptly as practicable thereafter such information and documentation as may be reasonably requested by the Indemnifying Party to support and verify the claim asserted, so long as such disclosure would not violate the attorney-client privilege of the Indemnified Party. The Indemnifying Party may at its option undertake the defense thereof by representatives of its own choosing; provided, that any Indemnified Party may, in any event, at its own expense, monitor and participate in, but not control, the defense of such claim. If the Indemnifying Party within thirty (30) days after notice of any such Claim fails to assume the defense of such Claim, the Indemnified Parties will (upon further notice to the Indemnifying Party) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk, and at the expense, of the Indemnifying Party; provided, however, that as long as the Indemnifying Party is reasonably contesting any claim in good faith, the Indemnified Parties shall not pay or settle any such claim.

11.4.2
Anything in this Section 10.4 to the contrary notwithstanding, the Indemnifying Party shall not enter into any settlement or compromise of any action, suit or proceeding or consent to the entry of any judgment (a) which does not include as an unconditional term hereof the delivery by the claimant or plaintiff to the Indemnified Parties of a written release from all liability in respect of such action, suit or proceeding; or (b) for other than monetary damages without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

11.5	SURVIVAL; TIME TO ASSERT CLAIMS.

11.5.1
The representations, warranties, covenants and agreements contained herein, except for covenants and agreements to be performed by the Parties prior to the Closing, will not be extinguished by the Closing but will survive the Closing, subject to the limitations set forth in Section 10.5.2 below with respect to the time periods within which claims for indemnity must be asserted. The covenants and agreements to be performed by the parties prior to the Closing shall expire at the Closing.

11.5.2
All claims for indemnification under this ARTICLE  which are not extinguished by the Closing in accordance with Section 10.5.1 must be asserted no later than one (1) year after the Closing Date.  Notwithstanding the foregoing, the obligations of the Purchaser set forth in the Indemnification Agreement shall not expire.

11.6         INDEMNIFICATION; SOLE REMEDY. The indemnification provisions set forth herein shall constitute the sole remedy for any breach of this Agreement.

ARTICLE 12 MISCELLANEOUS PROVISIONS

12.1       AMENDMENT AND MODIFICATION.  Subject to applicable law, this Agreement may be amended, modified and supplemented only by written agreement of the parties hereto.

12.2       ENTIRE AGREEMENT.  This Agreement, including the schedules and exhibits hereto and the documents, certificates and instruments referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement and supersedes all prior agreements, representations, warranties, promises, covenants, arrangements, communications and understandings, oral or written, express or implied, between the parties with respect to such transactions, including, without limitation, the letter of intent executed by the parties, dated August 27, 2010. There are no agreements, representations, warranties, promises, covenants, arrangements or understandings between the parties with respect to such transactions, other than those expressly set forth or referred to herein.

12.3        CERTAIN DEFINITIONS.

“Affiliate” means, with regard to any Person (a) any Person, directly or indirectly, controlled by, under common control of, or controlling such Person; (b) any Person, directly or indirectly, in which such Person holds, of record or beneficially, five percent or more of the equity or voting securities; (c) any Person that holds, of record or beneficially, five percent or more of the equity or voting securities of such Person; (d) any Person that, through Contract, relationship or otherwise, exerts a substantial influence on the management of such person’s affairs; (e) any Person that, through Contract, relationship or otherwise, is influenced substantially in the management of their affairs by such Person, or (f) any director, officer, partner or individual holding a similar position in respect of such Person.

“Authority” means any governmental, regulatory or administrative body, agency, arbitrator or authority, any court or judicial authority, any public, private or industry regulatory agency, arbitrator authority, whether international, national, federal, state or local.

“Best of their knowledge” means, with respect to Sellers or the Company, the actual and specific knowledge, without imputation, of one of the Sellers.

“Claim” means any action, claim, obligation, liability, expense, lawsuit, demand, suit, inquiry, hearing, investigation, notice of a violation, litigation, proceeding, arbitration, or other dispute, whether civil, criminal, administrative or otherwise, whether pursuant to contractual obligations or otherwise.

“Common Stock” means the common stock, $0.001 par value per share, of the Purchaser.

“Contract” means any agreement, contract, commitment, instrument or other binding arrangement or understanding, whether written or oral.

“GAAP” means United States generally accepted accounting principles.

“Guarantee” means any guaranty or other contingent liability (other than any endorsement for collection or deposit in the ordinary course of business), direct or indirect with respect to any obligations of another Person, through an agreement or otherwise, including, without limitation, (a) any endorsement or discount with recourse or undertaking substantially equivalent to or having economic effect similar to a Guarantee in respect of any such obligations; (b) any Contract (i) to purchase, or to advance or supply funds for the payment or purchase of, any such obligations; (ii) to purchase, sell or lease property, products, materials or supplies, or transportation or services, in respect of enabling such other Person to pay any such obligation or to assure the owner thereof against loss regardless of the delivery or nondelivery of the property, products, materials or supplies or transportation or services; or (iii) to make any loan, advance or capital contribution to or other investment in, or to otherwise provide funds to or for, such other Person in respect of enabling such Person to satisfy an obligation (including any liability for a dividend, stock liquidation payment or expense) or to assure a minimum equity, working capital or other balance sheet condition in respect of any such obligation; or (c) any bonding arrangement.

“Indebtedness” with respect to any Person means any obligation of such Person for borrowed money, but in any event shall include (a) any obligation incurred for all or any part of the purchase price of property or other assets or for the cost of property or other assets constructed or of improvements thereto, other than accounts payable included in current liabilities and incurred in respect of property purchased in the ordinary course of business; (b) the face amount of all letters of credit issued for the account of such Person and all drafts drawn thereunder; (c) obligations (whether or not such Person has assumed or become liable for the payment of such obligation) secured by Liens; (d) capitalized lease obligations; and (e) all Guarantees of such Person.

“Lien” means any security interest, lien, mortgage, pledge, hypothecation, encumbrance, Claim, easement, restriction or interest of another Person of any kind or nature.

“Market Price” shall be determined on the basis of: (a) the weighted average sale price of the Common Stock on the principal stock exchange, or the National Association of Securities Dealers’ Automated Quotation National Market System “NASDAQ/NMS”), as the case may be, on which such Common Stock is then listed or admitted to trading; (b) if the Common Stock is not then listed or admitted to trading on any stock exchange or the NASDAQ/NMS, as the case may be, then the average of the last reported closing bid and asked prices on such day in the over-the-counter market, as furnished by the NASDAQ system or the National Quotation Bureau, Inc.; (c) if neither NASDAQ nor the National Quotation Bureau is at the time engaged in the business of reporting such prices, then as furnished by any similar firm then engaged in such business; or (d) if there is no such firm, as furnished by any member of the National Association of Securities Dealers (“NASD”) selected by the Purchaser, with the consent of the Sellers (which consent shall not be unreasonably refused or delayed), and which is not an affiliate of the Purchaser.

“Material Adverse Change” means any developments or changes which would have a Material Adverse Effect.

“Material Adverse Effect” means any circumstances, state of facts or matters which might reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise), results, plans, strategies or prospects of a Person.

“Occurrence” means any accident, happening or event which occurs or has occurred at any time prior to the Closing Date, which results in or could result in a claim against the Company or creates or could create a liability or loss for the Company.

“Order” means any decree, judgment, award, order, injunction, rule, consent of or by an Authority.

“Person” means any Company, partnership, joint venture, organization, entity, Authority or natural person.

“Proprietary Rights” means any patent, patent application, copyright, trademark, trade name, service mark, service name, trade secret, know-how, confidential information or other intellectual property or proprietary rights.

“Regulation” means any law, statute, rule, regulation, ordinance, requirement, announcement or other binding action of or by an Authority.

“Sellers Guarantees” are those Guarantees entered into by one or more of Kevin Fitzgerald and Pamela Fitzgerald prior to Closing.

“Series D Preferred Stock” is Purchaser’s Series D Preferred Stock, $10.00 par value per share.

“Subsidiaries” means with respect to a Person, any business entity of which more than fifty percent (50%) of the voting stock or other equity interests is owned or controlled, directly or indirectly, by such Person.

12.4        NOTICES. Any notice, consent, approval, request, demand or other communication required or permitted hereunder must be in writing to be effective and shall be deemed delivered and received (a) if sent by hand delivery, upon delivery; (b) if sent by registered or certified mail, return receipt requested, on the date on which such mail is received as indicated in such return receipt, or returned, if delivery is not accepted; (c) if delivered by a nationally recognized courier, one business day after deposit with such courier; and (d) if sent by facsimile or electronic transmission, in each case upon telephone or further electronic communication from the recipient acknowledging receipt (whether automatic or manual from recipient), as applicable, addressed as follows:

If to Sellers or Company:	Mr. Wade Clark Facsimile:

Mr. David Shepard Facsimile:

With a Copy to:

If to Purchaser:	Mr. Dennis Alexander EGPI Firecreek, Inc. 6564 Smoke Tree Lane Scottsdale, AZ 85253 Facsimile: (480) 443-1403

Mr. Robert S. Miller, Jr. EGPI Firecreek, Inc. 3400 Peachtree Road NE, Suite 111 Atlanta, GA 30326

Mr. Michael Kocan EGPI Firecreek, Inc. 3400 Peachtree Road NE, Suite 111 Atlanta, GA 30326

(or to such other address as any party shall specify by written notice so given). The evidence of forwarding of the notice provided hereinabove shall be conclusive of such proper notice and any changes of address must be given in the manner provided for notice herein.

12.5        ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.

12.6        GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida, without regard to such state’s principles of conflicts of laws.

12.7         DISPUTE RESOLUTION. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement, whether before or after the Closing, shall be brought in the courts of the State of Florida, County of Hillsborough, or the United States District Court for the Middle District of Florida, and each of the parties consents to the jurisdiction of such courts (and the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world. Each party to this Agreement hereby knowingly, voluntarily and intentionally waives any rights it may have to a trial by jury in respect of any litigation (whether as a claim, counter-claim, affirmative defense, or otherwise) in connection with this Agreement and the transactions contemplated hereby. The prevailing party to any such litigation shall be entitled to payment of all its reasonable legal fees and costs by the non-prevailing party. For purposes of the foregoing sentence, the determination of which party is the “prevailing party” shall be made in accordance with federal law.

12.8         COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.9         HEADINGS. The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

12.10       BINDING EFFECT. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the signatories to this Agreement and each of their respective successors and permitted assigns.

12.11       DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any party hereto, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the party of any party hereto of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

12.12       SEVERABILITY. Unless otherwise provided herein, if any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be effected or impaired thereby.

12.13       EXPENSES. Except as otherwise set forth herein, the Purchaser, the Sellers and Company shall each bear its own expenses, including without limitation, legal fees and expenses, with respect to this Agreement and the transactions contemplated hereby.

IN WITNESS WHEREOF, the parties hereto have made and entered into this Agreement the date first hereinabove set forth.

PURCHASER:

EGPI FIRECREEK, INC.,
a Nevada Company

By:	/s/Robert S. Miller
Name:	Robert S. Miller
Title:	Executive Vice President

SELLERS:

/s/Wade Clark
WADE CLARK

/s/David Shepard
DAVID SHEPARD

/s/ Jerry McCart
JERRY McCART

/s/ Lora Crainshaw
LORA CRAINSHAW

/s/ Mark Morelli
MARK MORELLI

/s/ Daniel Eckermann
DANIEL ECKERMANN

/s/ Richard Howard
RICHARD HOWARD

COMPANY:

TERRA TELECOM, LLC,
an Oklahoma limited liability company

By:	/s/Wade Clark
Wade Clark,
Chief Executive Officer

By:	/s/David Shepard
David Shepard,
Chief Technical Officer

SCHEDULE 1.2.1 REVERSE STOCK SPLIT

EGPI Firecreek, Inc. has filed Form DEF 14C to effect a 1 for 50 reverse stock split of its common stock which has not been declared effective as of close of the Agreement, but which when declared effective will be applied uniformly to shares to be issued under this Agreement such that if the entire sixty million (60,00,000) shares were to be due to be issued under the terms of this Agreement prior to the reverse split being declared effective, would be reduced to one million two hundred thousand (1,200,000) shares when, and if, the reverse is declared effective.

The effect of the reverse is listed below:

Name	Dollar Amount of Debt	Percentage of Total Debt	Number of Preferred Shares Issued ($10 Par Value)	Number of Shares Converted into Common Stock at 10 Cents	Number of Shares Converted into Common Stock at 20 Cents	Number of Shares Converted into Common Stock at 10 Cents after 1:50 reverse split
Jerry McCart	$998,320.00	29%	114,003	11,400,345	5,700,172	228,007
Lora Crainshaw	$681,548.00	19%	77,830	7,782,957	3,891,479	155,659
Mark Morelli	$250,000.00	7%	28,549	2,854,882	1,427,441	57,098
Daniel Eckermann	$1,435,226.32	41%	163,896	16,389,609	8,194,805	327,792
David Shepard	$-	0%	100,000	10,000,000	5,000,000	200,000
Wade Clark	$-	0%	100,000	10,000,000	5,000,000	200,000
Rich Howard	$137,676.96	4%	15,722	1,572,206	786,103	31,444

Total	$3,502,771.28		600,000	60,000,000	30,000,000	1,200,000

SCHEDULE 3.1

•           COMPANY ORGANIZATION. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of Oklahoma with full corporate power and authority to carry on its business as it is now being conducted and proposed to be conducted, and to own, operate and lease its properties and assets. The Company is duly qualified or licensed to do business in good standing in each of the jurisdictions listed on SCHEDULE 3.1 hereto.

  Oklahoma
  Texas
  Colorado
  Nebraska
  Massachusetts
  New York
  Georgia
  California
  Missouri
  Florida
  New Jersey
  New Hampshire
  Kentucky
  North Carolina
  Louisiana
  Nevada
  Connecticut
  Arizona
  Pennsylvania
  Alabama
  Maryland
  Virginia
  Oregon
  Washington
  New Mexico

SCHEDULE 3.2

No Subsidiaries or Affiliates

SCHEDULE 3.6

SCHEDULE 3.7

Terra Telecom, LLC
Balance Sheet
As of 12/31/08

Assets
Current Assets
Cash	$479,895.51
Intercompany Receivables	(411,462.05)
A/R Trade	2,445,803.76
A/R Other	23,185.27
Allowance for Doubtful Accounts	(274,694.40)
Accrued Receivables	(14,796.54)
WIP	757,319.60
Inventory	134,095.95
Prepaid Supplies	7,219.02
Total Current Assets	3,146,566.12

Fixed Assets
Fixed Assets	680,172.18
Leasehold Improvements	25,376.35
Software-Cost	19,245.07
Operations Software	116,947.00
Accumulated Depreciation	(52,812.28)
Accumulated Amortization	(431,848.00)
Total Fixed Assets	357,080.32

Other Assets
Other Deposits	21,067.00
Employee Advances	7,703.96

Total Other Assets	28,770.96
Total Assets	$3,532,417.40

Liabilities and Equity
Current Liabilities
Short Term Notes Payable	$206,902.77
A/P Trade	306,779.13
Purchases Clearing	(61,473.93)
Accrued Expenses	160,593.99
Customer's Deposits	811,529.87
GTF Inventory Payable	(4,089.85)
Workers Comp Payable	(6,932.99)
Sales Tax Payable	61,292.74
Employment Taxes Payable	544,040.80
Excise Tax Payable	41.34
Accrued Payroll	230,557.57
Health Insurance Payable	43,590.94
Aflac Ins Payable	(875.54)
Garnishments Payable	(98.25)
Short Term Debt - General	299,038.01
Notes Payable - Owners	184,000.00
Amex Clearing	6,707.41
Total Current Liabilities	2,781,604.01

Long Term Liabilites
Notes Payable - Thermo LOC	3,186,958.99
Notes Payable - Prior Owners	2,582,691.47
Notes Payable - Spirit Bank	175,177.52
Notes Payable - Lester FT	485,340.16
Notes Payable - Spherical LP	435,226.32
Long Term Debt (Current Portion)	(685,216.83)
Notes Payable - Investors	1,954,434.02
Long Term Portion of Lease	28,692.01
Long Term Interest Payable	5,192.87
Total Long Term Liabilities	8,168,496.53

Equity
Member Capital	(4,583,378.52)
Retained Earnings - Current Year	(2,834,304.62)
Total Equity	(7,417,683.14)

Total Liabilities and Equity	3,532,417.40

Un-Audited Financial Statements
For Management use only

Terra Telecom, LLC
Income Statement
For the Twelve Months Ending December 31, 2008

Y T D

REVENUE

Telephony Revenue	$11,689,023.40
Maintenance Revenue	3,207,907.99
Microwave Revenue	2,820,258.82
Video & Cable Revenue	92,327.13
Interconnect Revenue	64,507.13
Other Income	(16,025.10)
TOTAL REVENUE	17,857,999.37

COST OF GOODS SOLD

Telephony COGS	7,568,714.45
Video & Cable COGS	3,951.16
Maintenance COGS	7,077.11
Microwave COGS	1,066,046.07
Other COGS	2,114.05
TOTAL COST OF GOODS SOLD	8,647,902.84

GROSS PROFIT	9,210,096.53

OPERATING EXPENSES

Advertising & Marketing	2,525.46
Bad Debt Expense	87,822.20
Bank & Finance Fees	304,948.51
GTF Finance Fees	421,952.12
Dues, Fees & Subscriptions	1,674.70
Licenses & Permits	16,094.08
Fines & Penalties	25,480.20
Building Repairs & Maintenance	41,271.21
Insurance	(666.39)
Rent	401,385.59
Utilities & Telephone	335,757.22
Franchise & Property Taxes	50,938.36
Gifts & Contributions	7,287.91
Office Equipment & Supplies	92,007.80
Postage	47,234.89
Professional Services	621,897.23
Inventory Adjustments	(132.50)
Meals & Entertainment	352,102.72
Tools	1,635.95
Travel	460,948.78
Vehicle Expenses & Allowances	525,015.93
Salaries	6,260,939.60
Commissions	342,717.71
Payroll Taxes	514,281.36
Worker's Compensation	144,203.21
Employee Benefits	182,851.96
Contract Labor	164,806.84
Miscellaneous Expenses	13,237.39
TOTAL OPERATING EXPENSES	11,420,220.04

NET INCOME FROM OPERATIONS	(2,210,123.51)

OTHER INCOME

Gain on Sale of Assets	$5,004.16
Other Miscellaneous Income	160.44
TOTAL OTHER INCOME	5,164.60

OTHER EXPENSES

EARNINGS BEFORE INCOME TAXES, INTEREST & DEPRECIATION	(2,204,958.91)

INCOME TAXES & DEPRECIATION

State Income Taxes	1,358.63
Tax Penalties	7,468.79
Interest Expense	502,125.54
Depreciation & Amortization	118,392.75
TOTAL TAXES & DEPRECIATION	629,345.71
NET INCOME	(2,834,304.62)

Un-Audited Financial Statement
For Management Use only

Terra Telecom, LLC
Balance Sheet
As of 12/31/09

Assets
Current Assets
Cash	$82,196.08
A/R Trade	1,665,877.58
Notes Receivable - Owners	438,163.34
WIP	1,204,126.89
Inventory	234,402.64
Prepaid Supplies	121,683.28
Total Current Assets	3,746,449.81

Fixed Assets
Fixed Assets	709,526.88
Leasehold Improvements	25,376.35
Operations Software	116,947.00
Accumulated Depreciation	(520,398.55)
Total Fixed Assets	331,451.68

Other Assets
Other Deposits	42,563.26
Employee Advances	54,528.12
Total Other Assets	97,091.38
Total Assets	$4,174,992.87

Liabilities and Equity
Current Liabilities
Short Term Notes Payable	$421,479.58
A/P Trade	1,524,995.14
Purchases Clearing	(267,259.54)
Accrued Rents	33,900.00
Customer's Deposits	304,032.88
Commissions Payable	37,189.51
Sales Tax Payable	55,256.94
Employment Taxes Payable	811,034.56
Excise Tax Payable	5.79
Notes Payable - Owners	299,100.15
Amex Clearing	116,944.81
Total Current Liabilities	3,336,679.82

Long Term Liabilites
Notes Payable - Thermo LOC	3,098,095.39
Notes Payable - Prior Owners	2,524,806.22
Notes Payable - Spirit Bank	102,035.26
Notes Payable - Spherical LP	435,226.32
Notes Payable - Investors	1,965,976.38
Long Term Portion of Lease	16,135.30
Long Term Interest Payable	5,192.87
Total Long Term Liabilities	8,147,467.74

Equity
Member Capital	(7,605,360.10)
Retained Earnings - Current Year	296,205.41
Total Equity	(7,309,154.69)

Total Liabilities and Equity	4,174,992.87

Un-Audited Financial Statements
For Management use only

Terra Telecom, LLC
Balance Sheet
As of 07/31/10

Assets
Current Assets
Cash	$34,619.99
A/R Trade	863,869.08
Notes Receivable - Owners	438,163.34
WIP	1,089,213.51
Inventory	292,262.08
Prepaid Supplies	167,720.63
Total Current Assets	2,885,848.63

Fixed Assets
Fixed Assets	711,303.23
Leasehold Improvements	25,376.35
Operations Software	116,947.00
Accumulated Depreciation	(520,398.55)
Total Fixed Assets	333,228.03

Other Assets
Other Deposits	59,976.55
Employee Advances	90,488.24
Total Other Assets	150,464.79
Total Assets	$3,369,541.45

Liabilities and Equity
Current Liabilities
Short Term Notes Payable	$330,266.84
A/P Trade	1,727,065.66
Purchases Clearing	320,704.38
Accrued Expenses	108,255.57
Accrued Rents	33,900.00
Customer's Deposits	676,874.02
Workers Comp Payable	(8,361.79)
Commissions Payable	37,189.51
Sales Tax Payable	96,206.40
Employment Taxes Payable	769,418.34
Excise Tax Payable	5.32
Health Insurance Payable	(4,622.74)
Aflac Ins Payable	(259.52)
401k Payable	658.64
Notes Payable - Owners	532,100.15
Amex Clearing	13,843.94
Total Current Liabilities	4,633,244.72

Long Term Liabilites
Notes Payable - Thermo LOC	2,871,813.99
Notes Payable - Prior Owners	2,495,427.28
Notes Payable - Spirit Bank	54,802.79
Notes Payable - Spherical LP	435,226.32
Notes Payable - Investors	1,962,077.09
Long Term Portion of Lease	3,470.11
Long Term Interest Payable	5,192.87
Total Long Term Liabilities	7,828,010.45

Equity
Member Capital	(7,408,385.51)
Retained Earnings - Current Year	(1,683,328.21)
Total Equity	(9,091,713.72)

Total Liabilities and Equity	3,369,541.45

Un-Audited Financial Statements
For Management use only

Terra Telecom, LLC
Income Statement
For the Seven Months Ending July 31, 2010

Y T D

REVENUE

Telephony Revenue	$2,811,353.64
Maintenance Revenue	1,998,824.37
Microwave Revenue	463,042.83
Video & Cable Revenue	12,615.37
Interconnect Revenue	9,086.65
Other Income	24,185.67
TOTAL REVENUE	5,319,108.53

COST OF GOODS SOLD

Telephony COGS	2,235,936.44
Microwave COGS	225,614.97
TOTAL COST OF GOODS SOLD	2,461,551.41

GROSS PROFIT	2,857,557.12

OPERATING EXPENSES

Advertising & Marketing	19,976.97
Bad Debt Expense	754.83
Bank & Finance Fees	22,465.33
Dues, Fees & Subscriptions	4,002.50
Licenses & Permits	8,097.43
Fines & Penalties	24,806.40
Building Repairs & Maintenance	8,686.27
Insurance	6,214.36
Rent	164,453.63
Utilities & Telephone	129,453.05
Franchise & Property Taxes	18,199.77
Gifts & Contributions	2,088.48
Office Equipment & Supplies	46,392.00
Postage	34,264.68
Professional Services	116,522.10
Inventory Adjustments	31.82
Meals & Entertainment	38,085.32
Tools	734.25
Travel	71,853.13
Vehicle Expenses & Allowances	251,115.86
Salaries	2,709,904.59
Payroll Taxes	225,032.28
Worker's Compensation	57,929.05
Employee Benefits	72,252.59
Contract Labor	37,821.88
Miscellaneous Expenses	3,791.48
TOTAL OPERATING EXPENSES	4,074,930.05

NET INCOME FROM OPERATIONS	(1,217,372.93)

OTHER INCOME

OTHER EXPENSES

EARNINGS BEFORE INCOME TAXES, INTEREST & DEPRECIATION	$(1,217,372.93)

INCOME TAXES & DEPRECIATION

Interest Expense	465,955.28
TOTAL TAXES & DEPRECIATION	465,955.28
NET INCOME	(1,683,328.21)

Un-Audited Financial Statement
For Management Use only

SCHEDULE 3.8

Employee	Annual Base Salary

Dice, Scott	100,000.00
Gemayel, Wassim	120,000.00
Glass, Adam	125,000.00
Reilly, Colin	102,400.00
Whiting, Ronald	125,000.00

SCHEDULE 3.10.1

Terra Telecom, LLC 401-K Plan - Number G97658
American United Life Insurance Company
P.O. Box 368
Indianapolis, IN  46206-0368

(a)  Employment Agreements:
Clark, Wade
McCart, Jerry
Shepard, David

Sub-Contractor Agreements:
Earthbait, LLC
Gemayel, Wassim
Hartman, William
Shepard, Michael
Tertocha, Tom
Wilkins, Mark

Borrowing Contract:
Thermo Credit, LLC

Lease Contract (Building):
MDS Real Estate

(c)

(f)

(l) – (n)

SCHEDULE 3.12

The company has no encumbrances or liens on any assets related to the Balance Sheet except those listed as liabilities on the Balance Sheet.

SCHEDULE 3.13

Liens:
Mechanic’s and Materialman’s Lien
Unity Technology Services, LLC
RCS Preliminary Lien Service, Inc.
File No. 23721
Filed:  August 20, 2010
Total:  $60,610.61

Judgments:
Lester Family Revocable Trust and Steve Robertson
Drummond LAW, PLCC, Attorneys for Plantiffs
Case No. CJ-2009-04029
Filed August 11, 2010     Judge Daman Cantrell
Total:  $750,000.00 plus Interest

Robert Half Int’l Inc.
David Pour & Associates, LLP
Index No.  CV-031925-09/NY
Filed August 2, 2010     Judge Jack Baer
Total:  $5,346.66

Robert Half Int’l Inc.
Theodore P. Gibson, Attorney
Case No:  CJ-2010-03516
Filed June 1, 2010
Total:  $25,000.00

Suits:
Genesis Networks Enterprises, LLC
Gardere Wynne Sewell LLP
Cause No. 2010CI14141
Filed August 23,2010
Total:  $718,197.86 plus Interest

Source Capital Group
Federman & Sherwood Law
Civil Action No. 4:10-cv-00405
Filed 8/12/10
Total:  $81,492.10 plus interest & fees

Brooke Murphy
Latham, Wagner, Steele & Lehman, P.C.
Case No. CJ-2008-07954
Filed
(Terra’s counsel withdrew on5/18/2010)
New depositions were taken on 9/14/10

North Star Construction
Lacy Katzen, LLP
Civil Action Index No. 2010-0390
State of New York, County of Yates
Filed: 8/31/10
Total: $18,445.00

Agreements:
Donald C. Greene Development
Latham, Wagner, Steele & Lehman, P.C.
Case No.  CJ-2009-7501
Filed June 30, 2010
Total:  $18,304.60 @ $1,803.46/Mo for 11 Months

M& A Technology, Inc.
Christopher Kalis, Attorney
Cause No. CC-10-03866-C
Filed 6/8/2010
Total:  $46,727.00 @ $3,337.65/Mo for 14 Months

Dorothy Love
Stoops & LaCourse, PLCC
Filed 9/17/2010
Total:  $19,390.01 @ $3,000.00 bi-weekly until paid in full

Business Software Alliance
Donahue Gallagher Woods, LLP
Filed 9/2/2010
Total:  $131,223.50

Deborah Murphy
Mark A. Zannotti, Attorney
Case No.  CJ-2008-07954
Filed June 17, 2010
Total:  $11,783.43    Due within nine (9) months of filing date

American Red Cross
Haynes and Boone, LLP
Cause No. 001-01657-2009
Filed April 15, 2010
Total:    $36,000  @ $3,000/Mo for 12 Months

Orders:
Paul E. Swain, P.L.C., Plantiff
Case No. SC-2010-14044
Filed 9/8/2010  Hearing:  10/1/2010
Collection Item:  $5,293.34

SCHEDULE 3.14.1

TAXES/RETURNS DUE as of 7/31/2010

Federal:
Q4, 2008 Soc. Sec.	$138,455.74
Q4, 2008 Medi-Care	$126,667.93
Q4, 2008 Federal	$143,994.05
Q1, 2009 Soc. Sec.	$108,907.92
Q1, 2009 Medi-Care	$25,470.26
Q1, 2009 Federal	$110,598.77

State Withholding:
Oklahoma	$18,175.58
Colorado	$2.044.00
Massachusetts	$204.65
New York	$5,797.18
Georgia	$2.261.98
California	$2.454.30
New Jersey	$6,062.62
Kentucky	$465.14
Arizona	$4,906.48
Pennsylvania	$2,131.90
Maryland	$2,712.33
Virginia	$4,164.02
Oregon	$2,848.25
New Mexico	$412.62

FUTA:	$4.55

SUTA:
Oklahoma	$429.72
Texas	$948.53
California	$420.34
Missouri	$278.92
New Jersey	$3,248.02
Oregon	$995.10

SDI:
California	$384.97
New Jersey	$359.81
Pennsylvania	$43.55
ETT:
New Jersey	$229.50
Pennsylvania	$190.57

CITY:
New York	$2,489.43
Colorado	$42.37	Occupational Privilege Tax

Sales Tax:
Arizona	$370.49	August 2010
Oklahoma	$6,411.40	August 2010
Texas	$486.35	August, 2010
New Jersey	$300.25	Q1, 2010
New Jersey	$9,574.00	Q2, 2009
New Jersey	$2,501.66	Q3, 2009
New Jersey	$1,291.01	Q4, 2009
Arizona	$685.11	July, 2010
California	$5,962.00	Q1 & Q3, 2009
California	$220.00	Q1, 2010
Colorado	$74.00	Q1, 2010
City of Denver	$369.59	September, 2009
Colorado	$4,430.00	September, 2009
Connecticut	$1,465.00	Q4, 2009
Connecticut	$29,562.00	Q1, 2010
Connecticut	$3,828.00	Q2, 2010
Georgia	$2,044.64	August, 2010
Massachusetts	$550.25	January, 2010
Massachusetts	$124.38	February, 2010
New York	$1,147.25	Dec. 09-Feb. 2010
Oklahoma	$2,983.90	May, 2010
Oklahoma	$687.96	June, 2010

SCHEDULE 3.14.2

Taxing Authority Issues

None.

SCHEDULE 3.16

Welfare Benefit Plans
Aetna, Inc. – medical benefits
Humana, Inc. – dental and vision benefits
BCBS – medical benefits
Prudential – Group Life/AD&D benefits
Aflac – Supplemental insurance
Short Term Disability
Vacation
401(k)

Schedule 3.17

Banks, Brokers and Proxies

F&M Bank & Trust Company:

A/C 400041           Reserve Account
Lockbox account; receives and sends wires.

A/C 400033           Distribution Account
Checking account

A/C 374288           Payroll Account
Checking account used for transmitting payroll taxes,   401-K contributions, other miscellaneous payments.

SpiritBank

A/C 80040165 Payroll Account
Checking account used for all payroll ach files and manual checks.

A/C 80047624       Travel Account
Checking account with debit card.  The debit card is used by the travel agency to charge airfare and hotels.  Small equipment purchases requiring immediate payment are made with this card.

A/C 80047855       Equipment Account
Formerly used for maintaining down payment funds from customers for the purchase of equipment.

Bank of America

A/C 5801072868  Lockbox Account
Formerly was our primary lockbox for all receipts.  Only used now for occasional receipts.

BancFirst

A/C 006006731
Checking Account          Not in use.  Account still has a small balance.

Signers on all accounts:  David Shepard and Wade Clark
Authorized agents:                        Ron Smith and Pat Fisher

SCHEDULE 3.18

None.

SCHEDULE 3.19

None.

Schedule 3.20

Insurance

John Hancock Life Insurance Company
Insured:  Michael David Shepard
Policy Number  81 032 385
Term Life Policy:  $4,000,000.00

Met Life Insurance Company
Insured:  Jerry J. McCart
Term Life Policy:  $500,000.00

Hartford Fire Insurance Company
Commercial General Liability
Policy Number 38UUNL07191
Each Occurrence:  $1,000,000.00
General Aggregate:  $2,000,000.00

Sentinel Insurance Company, LTD.
Automobile Liability
Policy Number  38UUNL07191
Combined Single Limit:  $1,000,000.00

The Hartford Insurance Company
Excess/Umbrella Liability
Policy Number  38RHUKJ3410
Each Occurrence:  $5,000,000.00

Hartford Fire Insurance Company
Worker’s Compensation
Policy Number  38WEZH0772
Each Accident:  $1,000,000.00
Property Section
Policy Number  38UUNL07191
Equipment Floats
Policy Number  38UUNL07191

Hartford Fire Insurance Company
Installation & Builders Risk & Equipment Floater
Policy Number 38UUNL07191
Single Location Limit: $600,000.00ched.